SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

(AMENDMENT NO. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PARATEK PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0960223
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

75 Park Plaza Boston, MA	02116
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐1

Securities Act registration statement number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Preferred Share Purchase Rights	The NASDAQ Global Market

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

This Form 8-A/A is filed by Paratek Pharmaceuticals, Inc. (the “Company”) to reflect the expiration of the preferred share purchase rights (the “Rights”) registered on the Form 8-A filed by the Company on September 13, 2013.

Item 1.	Description of Registrant’s Securities to Be Registered.

On July 23, 2015, the Company entered into Amendment No. 1 (the “Amendment”) to the Tax Benefit Preservation Plan (the “Tax Benefit Plan”), dated as of September 13, 2013, by and between the Company and American Stock Transfer and Trust Company, LLC, as rights agent.

The Amendment accelerates the expiration of the Rights from the close of business on September 12, 2016, to 4:00 p.m., New York City time, on July 23, 2015, and has the effect of terminating the Tax Benefit Plan on that date. At the time of the termination of the Tax Benefit Plan, all of the Rights distributed to holders of the Company’s common stock pursuant to the Tax Benefit Plan expired.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.2 and incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock, filed with the Secretary of State of Delaware on September 13, 2013 (1)

3.2	Certificate of Elimination of Series A Junior Participating Preferred Stock of Paratek Pharmaceuticals, Inc. (2)

4.1	Tax Benefit Preservation Plan, dated as of September 13, 2013, between Paratek Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC (1)

4.2	Amendment No. 1 to Tax Benefit Preservation Plan by and between Paratek Pharmaceuticals, Inc. and American Stock Transfer and Trust Company, LLC, dated as of July 23, 2015 (2)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-36066), as filed with the Securities and Exchange Commission on September 13, 2013.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-36066), as filed with the Securities and Exchange Commission on July 24, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 24, 2015	PARATEK PHARMACEUTICALS, INC.

	By:	/s/ William M. Haskel
	Name:	William M. Haskel
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock, filed with the Secretary of State of Delaware on September 13, 2013 (1)

3.2	Certificate of Elimination of Series A Junior Participating Preferred Stock of Paratek Pharmaceuticals, Inc. (2)

4.1	Tax Benefit Preservation Plan, dated as of September 13, 2013, between Paratek Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC (1)

4.2	Amendment No. 1 to Tax Benefit Preservation Plan by and between Paratek Pharmaceuticals, Inc. and American Stock Transfer and Trust Company, LLC, dated as of July 23, 2015 (2)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-36066), as filed with the Securities and Exchange Commission on September 13, 2013.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-36066), as filed with the Securities and Exchange Commission on July 24, 2015.

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